Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in U.S. Energy Corp.’s Registration Statements on Form S-3 (No. 333-248906), Form S-1 (No. 333-249738) and Form S-8 (Nos. 333-108979, 333-166638, 333-180735, and 333-183911) of our report dated March 26, 2021 relating to the December 31, 2020 and 2019 consolidated financial statements of U.S. Energy Corp., which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado
March 26, 2021